UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 3, 2012

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2012, the Board of Directors (the “Board”) of Advent Software, Inc. (“Advent” or the “Company”) appointed the Company’s President, David Peter F. Hess, 41, as Chief Executive Officer (CEO) effective June 30, 2012. Mr. Hess will succeed Stephanie G. DiMarco, Founder, CEO and a director of the Company, who is stepping down as CEO effective June 30, 2012. Ms. DiMarco will continue to serve as a member of the Board and will be available as an advisor to the Company’s senior management.

Mr. Hess joined Advent in 1994 and was appointed as President of Advent in December 2008. Mr. Hess is currently responsible for the worldwide marketing, sales and services for the Company, including the Company’s Asset Management, Global Accounts, and Black Diamond groups, as well as the Company’s international operations. From February 2007 to December 2008, Mr. Hess served as Executive Vice President and General Manager of Advent’s Investment Management Group. From May 2004 to February 2007, Mr. Hess served as Executive Vice President and General Manager of the Global Accounts group. In this role, Mr. Hess had global responsibility for strategy, product marketing, sales, services, and support of Advent solutions for the industry’s largest firms. Mr. Hess has also held a variety of other positions in the company including Vice President of Sales and Vice President of Marketing.

On January 5, 2012, Advent issued a press release regarding the Company’s CEO succession plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
99.1	Press release dated January 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: January 5, 2012